EXHIBIT 10.8

GLOBAL self storage, inc.

2017 EQUITY INCENTIVE PLAN

rESTRICTED Share AWARD AGREEMENT

THIS AGREEMENT is made by and between Global Self Storage, Inc., a Maryland corporation (the “Company”) and [________] (the “Grantee”), dated as of the __ day of ____, 20__ (the "Grant Date").

WHEREAS, the Company maintains the Global Self Storage, Inc. 2017 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an Eligible Person; and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its shareholders to grant Restricted Shares to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.
Grant of Restricted Shares.

The Company hereby grants the Grantee [____] Restricted Shares, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions of this Agreement conflict with any provision of the Plan, such terms and conditions shall govern.

2.
Restrictions and Conditions.

The Restricted Shares awarded pursuant to this Agreement shall be subject to the following restrictions and conditions:

(a)
The number of Restricted Shares earned by the Grantee shall be determined:

(i)
with respect to fifty percent (50%) of the Restricted Shares granted hereunder (the "AFFO Restricted Shares"), in accordance with the schedule attached hereto as Exhibit A; and

(ii)
with respect to fifty percent (50%) of the Restricted Shares granted hereunder (the "SSRG Restricted Shares"), in accordance with the schedule attached hereto as Exhibit B.

(iii)
The number of Restricted Shares earned in accordance with Section 2(a)(i) – 2(a)(ii) shall be increased in accordance with the schedule attached hereto as Exhibit C.

(b)
The extent to which any Restricted Shares are earned by the Grantee as provided in clause (a) above shall be determined as soon as reasonably practicable following December 31st of the calendar year this Agreement is dated, by the Committee in its sole and absolute discretion (the date of such determination, the "Determination Date").

(c)
To the extent the Grantee earns a greater amount of Restricted Shares than the amount of Restricted Shares granted under Section 1 above, the Company shall make an additional grant of Restricted Shares to the Grantee on the Determination Date equal to the difference between the (i) amount of Restricted Shares earned under clause (a) above, and (ii) the amount of Restricted Shares granted under Section 1 above. To the extent the Grantee earns a lesser amount of Restricted Shares than the amount of Restricted Shares granted under Section 1 above, a number of Restricted Shares equal to the difference between (i) the amount of Restricted Shares granted under Section 1 above, and (ii) the amount of Restricted Shares earned under clause (a) above, shall be forfeited for no consideration.

(d)
Subject to clauses (f), (g) and (h) below, the period of restriction with respect to the Restricted Shares earned hereunder (the "Restriction Period") shall begin on the Grant Date and lapse, subject to continued employment with the Company and/or its Subsidiaries, with respect to one sixteenth (6.25%) of the Restricted Shares earned hereunder, on each three month anniversary of the Grant Date (so that the period of restriction with respect to 100% of the Restricted Shares will lapse on the fourth anniversary of the Grant Date).

For purposes of the Plan and this Agreement, Restricted Shares with respect to which the Restriction Period has lapsed shall be vested. Notwithstanding the foregoing, the Restriction Period with respect to such Restricted Shares shall only lapse as to whole Shares (rounded down to the nearest whole Share). Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, hypothecate, alienate, encumber or assign the Restricted Shares awarded under this Agreement (or have such Restricted Shares attached or garnished).

(e)
Except as provided in the foregoing clause (d), below in this clause (e) or below in clause (i), the Grantee shall have, in respect of the Restricted Shares (whether or not vested), all of the rights of a Shareholder, including the right to vote the Restricted Shares and the right to receive any cash dividends. Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Restricted Shares.

(f)
Subject to clause (g) and clause (h) below, upon the Grantee's Termination of Service for any reason during the Restriction Period, all Restricted Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(g)
Termination of Service as an employee shall not be treated as a Termination of Service for purposes of this Section 2 if the Grantee continues without interruption to serve thereafter as an employee, officer or director of the Company or in such other capacity as determined by the Committee, and the termination of such successor service shall be treated as the applicable termination.

(h)
Notwithstanding clause (f) above, in the event of Grantee's Termination of Service without Cause after a Change in Control, all restrictions with respect to Restricted Shares shall thereupon, and with no further action, lapse.

(i)
If the Company declares and pays a dividend with respect to its Common Shares prior to the Determination Date, dividends payable with respect to the Grantee's Restricted Shares shall not be immediately paid to the Grantee, but shall be held by the Company and be paid to the Grantee on the Determination Date, but only with respect to the Restricted Shares that are earned under clause (a) above.

(j)
Notwithstanding anything to the contrary herein, if a Change in Control occurs when the performance period with respect to the Restricted Shares has not completed, the number of Restricted Shares that shall be earned hereunder shall equal the greater of (i) the number of Restricted Shares granted hereunder and (ii) a number of Restricted Shares determined based on the performance of the Company during such performance period through the date of the Change in Control, with the performance goals set forth on Exhibit A and Exhibit B reduced on a pro-rata basis based on the number of days elapsed in such performance period through the date of the Change in Control. If in connection with a Change in Control, the Restricted Shares do not remain outstanding, are not assumed by the purchasing entity or an affiliate thereof, or are not substituted with shares of an equivalent value of the purchasing entity or an affiliate thereof with the same vesting conditions, the Restricted Shares shall vest on the date of the Change in Control and entitle the Grantee to receive for each Restricted Share the same consideration received per Share by shareholders of the Company generally in the Change in Control transaction.

3.
Miscellaneous.

(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF maryland, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF maryland. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)
The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may in good faith interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Board who are individuals who served as Board members before the Change in Control, and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof.

(c)
All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 3(c).

(d)
Unless otherwise provided by the Committee, any Shares or other securities distributed to the Grantee with respect to Restricted Shares or otherwise issued in substitution of Restricted Shares shall be subject to the restrictions and requirements imposed by the Plan and this Agreement, including depositing the certificates therefor with the Company together with a share power and bearing a legend as provided in the Plan.

(e)
The grant, vesting and ownership of the Restricted Shares is subject to the Grantee satisfying all withholding tax obligations in respect of the Restricted Shares. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Shares; provided, however, that no Common Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered Common Shares.

(f)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(g)
Nothing in this Agreement shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the Grantee’s service at any time.

(h)
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

Global self storage, inc.

By:

Name:

Title:

____________________________________

EXHIBIT A

The number of Restricted Shares earned by the Grantee under Section 2(a)(i) of the Agreement shall be determined by the Committee on the Determination Date, by measuring the Company's Adjusted Funds From Operations for the fiscal year ending December 31, 20__ against the performance criteria set forth below.

Performance Level	AFFO Target	Earned Amount of Restricted Shares
Max		200% of AFFO Restricted Shares Granted
175% of AFFO Restricted Shares Granted
150% of AFFO Restricted Shares Granted
125% of AFFO Restricted Shares Granted
Target		100% of AFFO Restricted Shares Granted
75% of AFFO Restricted Shares Granted
50% of AFFO Restricted Shares Granted
25% of AFFO Restricted Shares Granted
Threshold		0% of AFFO Restricted Shares Granted

In the event the AFFO of the Company falls between two adjacent AFFO Targets in the above table, the number of earned Restricted Shares shall be determined by using straight line linear interpolation.

In the event that the number of shares increases or decreases, the Company may make equitable adjustments to the target, max and threshold, as necessary to account for such increase or decrease.

EXHIBIT B

The number of Restricted Shares earned by the Grantee under Section 2(a)(ii) of the Agreement shall be determined by the Committee on the Determination Date, by measuring the Company's Same Store Revenue Growth for the fiscal year ending December 31, 20__ against the performance criteria set forth below.

Performance Level	Same Store Revenue Growth Percentile Targets	Earned Amount of Restricted Shares
Max		200% of SSRG Restricted Shares Granted
175% of SSRG Restricted Shares Granted
150% of SSRG Restricted Shares Granted
125% of SSRG Restricted Shares Granted
Target		100% of SSRG Restricted Shares Granted
75% of SSRG Restricted Shares Granted
50% of SSRG Restricted Shares Granted
25% of SSRG Restricted Shares Granted
Threshold		0% of SSRG Restricted Shares Granted

In the event the Same Store Revenue Growth Percentile of the Company falls between two adjacent Targets in the above table, the number of earned Restricted Shares shall be determined by using straight line linear interpolation.

The 20__ Target equals a percentage that is the median of the 20__ Peer Same-Store Revenue Growth. The Max and Threshold each equal a percentage that varies by the same range from the Target.

“20__ Peer Same-Store Revenue Growth,” is a percentage equal to the median of the actual 20__ same-store revenue growth percentages for and as reported by ___, ___, ___, ___, and ___.

EXHIBIT C

The number of Restricted Shares earned by the Grantee under Section 2(a)(i) – 2(a)(ii) shall be increased by twenty-five (25%) in the event that the Company completes self storage property acquisitions of $___ or more during the fiscal year ending December 31, 20__. All such acquisitions are subject to approval by the Board.